PRESS RELEASE

November 7, 2012

Century Casinos, Inc. Announces Third Quarter 2012 Results
Colorado Springs, Colorado – November 7, 2012 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three and nine months ended September 30, 2012.

Third Quarter 2012 Highlights*

•	Net operating revenue was $18.7 million, a 3% increase from the three months ended September 30, 2011.

•	Earnings from operations were $1.6 million, a 4% increase from the three months ended September 30, 2011.

•	Adjusted EBITDA** was $2.8 million, a 9% decrease from the three months ended September 30, 2011.

•	Net earnings were $1.2 million, a 17% decrease from the three months ended September 30, 2011.

•	Earnings per share were $0.05, a $0.01 per share decrease from the three months ended September 30, 2011.

	For the Three Months			For the Nine Months
Amounts in thousands, except share and per share data	Ended September 30,			Ended September 30,
Consolidated Results:	2012	2011	% Change	2012	2011	% Change
Net operating revenue	$18,723	$18,146	3%	$54,082	$53,263	2%
Earnings from operations	1,615	1,548	4%	4,882	3,281	49%
Net earnings	1,186	1,423	-17%	3,467	2,431	43%

Adjusted EBITDA**	$2,795	$3,081	-9%	$8,440	$8,365	1%

Earnings per share:
Basic	$0.05	$0.06	-17%	$0.14	$0.10	40%
Diluted	$0.05	$0.06	-17%	$0.14	$0.10	40%
Weighted-average common shares:
Basic	24,117,362	23,877,362		24,117,362	23,715,224
Dilutive	24,139,603	24,191,252		24,317,548	24,015,139

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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"We are pleased to report another quarter with growth in revenue. All our properties posted solid results in the third quarter, with the single exception of Calgary, Canada. Even though that casino saw table drop increase significantly, by 58%, and also slot coin-in by 8%, lower hold percentages as well as a decrease in food and beverage and bowling revenues, coupled with higher marketing costs, led to a decline in Adjusted EBITDA at the property. Nevertheless, we are optimistic about the Calgary market and are focusing on implementing changes that will raise guests’ gaming experience and promote further operating efficiencies to improve the results at our property in Calgary,” said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos. “We are pleased to announce the potential purchase of an additional 33% share of Casinos Poland Ltd and we continue to actively pursue domestic and international casino opportunities,” they continued.

Three and Nine Months Ended September 30, 2012 Results*

Net operating revenue increased by $0.6 million, or 3.2%, and $0.8 million, or 1.5%, for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011. Following is a breakout of net operating revenue changes by property or category for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011:

	Net Operating Revenue
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	vs. 2011	2012	vs. 2011
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	4%	$0.2	1%
Century Casino, Calgary	(0.1)	(5%)	(0.2)	(2%)
Century Casino & Hotel, Central City	0.3	6%	0.5	4%
Century Casino & Hotel, Cripple Creek	(0.1)	(4%)	(0.1)	(2%)
Cruise Ships & Other	0.3	17%	0.4	9%
Total	$0.6	3%	$0.8	2%

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Earnings from operations increased by $0.1 million, or 4.3%, and $1.6 million, or 48.8%, for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011. Following is a summary of earnings from operations changes by property or category for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011:

	Earnings from Operations
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	vs. 2011	2012	vs. 2011
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.1	9%	$0.2	5%
Century Casino, Calgary	(0.3)	(340%)	(0.3)	(117%)
Century Casino & Hotel, Central City	0.4	87%	1.1	103%
Century Casino & Hotel, Cripple Creek	0.1	10%	0.1	9%
Cruise Ships & Other	0.1	96%	0.1	18%
Corporate Other	(0.3)	(29%)	0.4	10%
Total	$0.1	4%	$1.6	49%

Net earnings decreased by $0.2 million, or 16.7%, and increased by $1.0 million, or 42.6%, for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011. Following is a breakout of net earnings changes by property or category for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011:

	Net Earnings
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	vs. 2011	2012	vs. 2011
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$0.0	(2%)	$0.0	1%
Century Casino, Calgary	(0.5)	(639%)	(0.3)	(220%)
Century Casino & Hotel, Central City	0.3	82%	0.6	97%
Century Casino & Hotel, Cripple Creek	0.0	10%	0.1	9%
Cruise Ships & Other	0.1	82%	0.0	9%
Corporate Other	(0.1)	(21%)	0.6	23%
Total	$(0.2)	(17%)	$1.0	43%

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Items deducted from or added to earnings from operations to arrive at net earnings include interest income, interest expense and gains/losses on foreign currency transactions.

Overall, the increase in earnings from operations for the three and nine months ended September 30, 2012 compared to the three and nine months ended September 30, 2011 is due to increased efforts to attract customers, generate additional revenue and control costs and a decrease in depreciation expense due to fully depreciated assets in Edmonton and Central City.

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Property and Category Results
(in thousands)

The following table shows net operating revenue and Adjusted EBITDA** by property or category for the three and nine months ended September 30, 2012 and September 30, 2011.

	Net Operating Revenue		Adjusted EBITDA**		Net Operating Revenue		Adjusted EBITDA**
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011	2012	2011	2012	2011
Century Casino & Hotel, Edmonton	$6,091	$5,852	$1,958	$1,936	$18,035	$17,791	$5,817	$5,939
Century Casino, Calgary	2,337	2,446	(213)	96	7,336	7,503	69	318
Century Casino & Hotel, Central City	5,057	4,754	1,202	1,010	14,147	13,674	3,160	2,919
Century Casino & Hotel, Cripple Creek	3,377	3,506	860	804	9,406	9,554	2,121	2,019
Cruise Ships & Other	1,861	1,588	313	223	5,158	4,741	773	768
Corporate	0	0	(1,325)	(988)	0	0	(3,500)	(3,598)
Consolidated	$18,723	$18,146	$2,795	$3,081	$54,082	$53,263	$8,440	$8,365

Balance Sheet and Liquidity

As of September 30, 2012, the Company had $22.9 million in cash and cash equivalents and $3.7 million in debt obligations on its balance sheet compared to $25.2 million in cash and cash equivalents and $9.1 million in debt obligations at December 31, 2011.

On October 11, 2012, our subsidiary Century Casinos Europe GmbH (“CCE”), signed an agreement with LOT Polish Airlines to acquire an additional 33.3% ownership interest in Casinos Poland Ltd (“CPL”). Upon closing of the transaction, CCE will own a 66.6% ownership interest in CPL. The purchase price is approximately $6.8 million, and the Company intends to pay for the investment with cash on hand. The transaction is subject to approval from the Polish Minister of Finance and the co-shareholder in CPL. There is no assurance that CCE will obtain the needed approvals or as to the timing of such approvals.

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Conference Call Information

Today the Company will post a copy of the Form 10-Q filed with the SEC for the quarter ended September 30, 2012 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its third quarter 2012 earnings conference call November 7, 2012 at 11:00 am MST; 7:00 pm CET, respectively. U.S. domestic participants should dial 1-866-952-1906. For all other international participants, please use +1-785-424-1825 to dial-in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website until November 21, 2012 at http://corporate.cnty.com/investor-relations/financial-results/.

(continued)

*Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

6/12

CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Amounts in thousands, except for per share information	2012	2011	2012	2011
Operating revenue:
Gaming	$16,778	$16,236	$47,746	$46,989
Hotel, bowling, food and beverage	3,189	3,152	9,645	9,536
Other	1,041	956	3,086	2,895
Gross revenue	21,008	20,344	60,477	59,420
Less: Promotional allowances	(2,285)	(2,198)	(6,395)	(6,157)
Net operating revenue	18,723	18,146	54,082	53,263
Operating costs and expenses:
Gaming	7,954	7,543	22,645	21,815
Hotel, bowling, food and beverage	2,534	2,565	7,391	7,629
General and administrative	5,385	5,213	16,010	16,429
Depreciation	1,178	1,526	3,535	4,832
Total operating costs and expenses	17,051	16,847	49,581	50,705
Earnings from equity investment	(57)	249	381	723
Earnings from operations	1,615	1,548	4,882	3,281
Non-operating income (expense):
Interest income	7	6	36	13
Interest expense	(57)	(186)	(600)	(629)
(Losses) gains on foreign currency transactions & other	(36)	(27)	(19)	162
Non-operating income (expense), net	(86)	(207)	(583)	(454)
Earnings before income taxes	1,529	1,341	4,299	2,827
Income tax provision	343	(82)	832	396
Net earnings	$1,186	$1,423	$3,467	$2,431

Earnings per share:
Basic	$0.05	$0.06	$0.14	$0.10
Diluted	$0.05	$0.06	$0.14	$0.10

7/12

CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
	September 30,	December 31,
	2012 (unaudited)	2011
Assets
Current Assets	$24,974	$27,286
Property and equipment, net	100,038	99,605
Other Assets	11,020	9,836
Total Assets	$136,032	$136,727

Liabilities and Shareholders’ Equity
Current Liabilities	$11,339	$21,359
Non-Current Liabilities	6,695	2,828
Shareholders’ Equity	117,998	112,540
Total Liabilities and Shareholders’ Equity	$136,032	$136,727

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following tables show Adjusted EBITDA margins and Adjusted EBITDA to net earnings reconciliations by property or category. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations. A discussion of Adjusted EBITDA follows the tables.

Century Casinos, Inc.
Adjusted EBITDA Margins by Property or Category

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2012	2011	2012	2011
Century Casino & Hotel, Edmonton	32%	33%	32%	33%
Century Casino, Calgary	(9%)	4%	1%	4%
Century Casino & Hotel, Central City	24%	21%	22%	21%
Century Casino & Hotel, Cripple Creek	25%	23%	23%	21%
Cruise Ships & Other	17%	14%	15%	16%
Consolidated Adjusted EBITDA Margin	15%	17%	16%	16%

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category
For the three months ended September 30, 2012

Amounts in thousands
	Three Months Ended September 30, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Net earnings (loss)	$1,127	$(399)	$550	$375	$198	$(665)	$1,186
Interest income	(3)	(1)	0	0	0	(3)	(7)
Interest expense	57	0	0	0	0	0	57
Income taxes (benefit)	485	(50)	336	230	20	(678)	343
Depreciation	260	217	319	255	96	31	1,178
Non-cash stock based compensation	0	0	0	0	0	2	2
Foreign currency losses (gains)	30	19	0	0	(1)	(12)	36
Loss (gain) on disposition of fixed assets	2	1	(3)	0	0	0	0
Adjusted EBITDA*	$1,958	$(213)	$1,202	$860	$313	$(1,325)	$2,795

9/12

CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category
For the three months ended September 30, 2011
Amounts in thousands
	Three Months Ended September 30, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Net earnings (loss)	$1,149	$74	$302	$341	$109	$(552)	$1,423
Interest income	(6)	0	0	0	0	0	(6)
Interest expense	185	0	0	0	0	1	186
Income taxes (benefit)	234	(170)	173	208	2	(529)	(82)
Depreciation	373	194	535	255	112	57	1,526
Non-cash stock based compensation	0	0	0	0	0	4	4
Foreign currency losses (gains)	1	(2)	0	0	0	29	28
Loss on disposition of fixed assets	0	0	0	0	0	2	2
Adjusted EBITDA*	$1,936	$96	$1,010	$804	$223	$(988)	$3,081

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category
For the nine months ended September 30, 2012
Amounts in thousands
	Nine Months Ended September 30, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Net earnings (loss)	$3,281	$(486)	$1,323	$844	$420	$(1,915)	$3,467
Interest income	(12)	(1)	0	0	0	(23)	(36)
Interest expense	598	0	0	0	0	2	600
Income taxes (benefit)	1,178	(80)	812	517	44	(1,639)	832
Depreciation	746	631	1,021	760	291	86	3,535
Non-cash stock based compensation	0	0	0	0	0	0	0
Foreign currency losses (gains)	24	4	0	0	2	(11)	19
Loss on disposition of fixed assets	2	1	4	0	16	0	23
Adjusted EBITDA*	$5,817	$69	$3,160	$2,121	$773	$(3,500)	$8,440

10/12

CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category
For the nine months ended September 30, 2011

Amounts in thousands
	Nine Months Ended September 30, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Net earnings (loss)	$3,242	$(152)	$673	$777	$387	$(2,496)	$2,431
Interest income	(13)	0	0	0	0	0	(13)
Interest expense	626	1	0	0	0	2	629
Income taxes (benefit)	975	(144)	377	476	7	(1,295)	396
Depreciation	1,114	577	1,854	771	331	185	4,832
Non-cash stock based compensation	0	0	0	0	0	196	196
Foreign currency (gains) losses	(5)	36	0	0	0	(192)	(161)
Loss (gain) on disposition of fixed assets	0	0	15	(5)	43	2	55
Adjusted EBITDA*	$5,939	$318	$2,919	$2,019	$768	$(3,598)	$8,365

* The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations, realized foreign currency gains (losses) and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of its properties and the Company. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

11/12

CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:
Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Nautica, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator). Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 33.3% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding approvals required for the CPL transaction, future results of operations, operating efficiencies, synergies and operational performance, economic improvements in 2012 and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2011. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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